EXHIBIT 16

H A M , LANGSTON &	11550 Fuqua, Suite 475 Houston, TX 77034 Bus.:
BREZINA, L.L.P.	281/481-1040
Certified Public Accountants	Fax : 281/481-8485

September 18, 2006

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

To Whom it May Concern:

We have read Item 4.01 of Form 8-K dated September 13, 2006, of North American Technologies Group, Inc. and are in agreement with the statements contained therein. We have no basis to either agree or disagree with other statements of the Registrant contained in the Form 8-K.

Very Truly Yours,

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